Exhibit 99.1

PRESS RELEASE
	Contact:	Sheryl Seyer
Investor Relations
877-777-6560

LA QUINTA® ANNOUNCES FIRST QUARTER 2004 FINANCIAL RESULTS

Reports Double Digit RevPAR Improvement and Adjusted EBITDA Ahead of Guidance

Dallas, Texas (April 29, 2004) - La Quinta Corporation (NYSE: LQI) today announced financial results for the first quarter ended March 31, 2004.  La Quinta will hold a conference call today to discuss these results and its business.

La Quinta reported the following financial results.  A detailed schedule reconciling net loss to Adjusted EBITDA is included in the supplemental tables.

For the first quarter 2004, La Quinta reported:

•                  Revenues of $132 million, an 11% increase compared to 2003.

•                  Net loss of $12 million, or ($0.07) per share, versus net loss of $50 million, or ($0.35) per share, in 2003.

•                  RevPAR for total company owned hotels of $37.64, an 11% increase compared to 2003.

•                  Adjusted EBITDA of $37 million, a 14% increase compared to 2003.

“As anticipated, the company specific revenue initiatives that began to improve our results in the last half of 2003 have continued into 2004, delivering La Quinta’s third consecutive quarter of RevPAR improvement that significantly outpaced the industry,” said Francis W. (“Butch”) Cash, President and Chief Executive Officer.  “I am pleased with the focus our inn managers and employees have placed on guest satisfaction and improving the profitability at each of our hotels.  We have now completed  our 14th consecutive quarter of improving guest satisfaction and we exceeded both our RevPAR and Adjusted EBITDA guidance for the quarter.”

Operating Results

La Quinta’s total company RevPAR increased 11% during the first quarter.  Guidance for the first quarter was for a 9% RevPAR increase.  The improvement was driven by an occupancy increase of 10 percentage points, partially offset by lower average rates.  In addition, La Quinta continued to improve its performance relative to its local market competition.  For the quarter, RevPAR of La Quinta’s direct competitors in all markets increased 6% while La Quinta’s RevPAR increased 11%. La Quinta’s RevPAR in its top ten markets increased 12% compared to a RevPAR increase of 7% by La Quinta’s direct competitors. As a result, La Quinta continues to expand its RevPAR premium.

“We continue to see strong performance from our Internet distribution channels and frequent stayer program,” commented Mr. Cash.  “We are pleased that our sales force generated revenues that exceeded last year’s first quarter results as the new sales force gained traction.  Leisure travel remains strong and we are encouraged by the signs that business travel is picking up.”

During the first quarter, franchise rooms increased by 223 rooms (3 hotels).  As of March 31, 2004, La Quinta had opened 8,925 franchise rooms (99 hotels) compared to 6,009 franchise rooms (68 hotels) at March 31, 2003.  La Quinta continues to expect to open approximately 4,000 franchise rooms (50 hotels) annually.

Financial Results

Revenues for the first quarter increased 11% over the first quarter of 2003.  The revenue increase was primarily the result of a total company RevPAR increase of 11% due to significantly increased occupancy levels and a more favorable travel environment compared to last year, which was impacted by the war in Iraq, partially offset by a decline in average rates.

Net loss was $12 million, or ($0.07) per share, for the first quarter of 2004, versus a net loss of $50 million, or ($0.35) per share, for the first quarter of 2003.  The improved net loss during the quarter was primarily the result of revenue increases and lower impairment expense compared to the first quarter of 2003, partially offset by increased sales and marketing expenses.

Adjusted EBITDA for the first quarter of 2004 was $37 million, a 14% increase compared to $32 million in the first quarter of 2003 and $2 million ahead of first quarter guidance.  The increase in Adjusted EBITDA was driven primarily by revenue improvement and strong cost management at the property level.  La Quinta’s cost per rented room decreased 5% over the same quarter last year.

“La Quinta once again benefited from an improvement in Adjusted EBITDA as we maintained our expense controls and increased revenues,” said David L. Rea, Executive Vice President and Chief Financial Officer.  “We continue to focus on our growth strategy to improve cash flow from existing company owned hotels, to grow our franchising program and to acquire limited service assets and/or brands that meet our strategic and economic objectives.”

At March 31, 2004, La Quinta had $291 million in cash and cash equivalents and no borrowings under its $150 million credit facility (other than $20 million in letters of credit).  La Quinta’s net debt (total indebtedness less cash and the investment in its 7.114% Securities) was $463 million at March 31, 2004.  During the quarter, La Quinta repaid $19.5 million of the remaining balance of its 7.25% Senior Notes that matured March 2004.

“La Quinta is in an excellent position to benefit from the recovering economy with a strong portfolio of well maintained properties, high guest satisfaction scores and an exceptional franchising program in place,” concluded Mr. Cash.  “Our balance sheet is strong, our revenue initiatives are positively impacting financial results and lodging demand is improving amidst low supply growth.”

Current Outlook

La Quinta is increasing its 2004 guidance and currently anticipates a total company RevPAR increase of 6%, Adjusted EBITDA of approximately $168 million and a net loss of $49 million.  The net loss includes an estimated pretax loss of $28 million on early retirement of the 7.114 % Notes.  Capital expenditures for 2004 are currently estimated to be approximately $70 million, which includes $20 million related to a redevelopment project in downtown San Antonio.  La Quinta continues to expect its 2004 RevPAR growth to be higher in the first half of the year than in the second half.

For the second quarter of 2004, La Quinta currently anticipates total company RevPAR to increase approximately 9% over the second quarter of 2003.  Adjusted EBITDA is currently anticipated to be approximately $47 million and net loss is currently anticipated to be approximately $5 million.  Schedules reconciling net loss to Adjusted EBITDA guidance for the second quarter and full year 2004 are included in this press release.

Conference Call and Where You Can Find Additional Information

As previously announced, at 10:00 AM (EDT) on April 29, 2004, La Quinta will hold a conference call and audio webcast to discuss its financial results and business outlook.  During the conference call, La Quinta may discuss and answer one or more questions concerning business and financial matters and trends affecting the Company.  The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

Simultaneous with the conference call, an audio webcast of the call will be available via a link on the La Quinta website, www.LQ.com, in the Investor Relations-Webcasts section.  The conference call can be accessed by dialing 800-257-6566 (International: 303-262-2130).  An access code is not required. A replay of the call will be available from 12:00 PM (EDT) on April 29, 2004 through 11:59 PM (EDT) on May 6, 2004 by dialing 800-405-2236 (International: 303-590-3000) and entering the access code of 577303#.  The replay will also be available in the Investor Relations-Webcasts section of the La Quinta website, www.LQ.com.

About La Quinta Corporation

Dallas based La Quinta Corporation (NYSE: LQI), a leading limited service lodging company, owns, operates or franchises more than 370 La Quinta Inns and La Quinta Inn & Suites in 33 states.  Today’s news release, as well as other information about La Quinta, is available on the Internet at www.LQ.com.

Safe Harbor Statement

Certain matters discussed in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.  Words such as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “projects” and other similar expressions, which are predictions of or indicate future events and trends, typically identify forward-looking statements.  Our forward-looking statements are subject to a number of risks and uncertainties, which could cause actual results or the timing of events to differ materially from those described in the forward-looking statements.  Accordingly, we cannot assure you that the expectations set forth in these forward-looking statements will be attained.  Some of the factors that could cause actual results or the timing of certain events to differ from those described in these forward-looking statements include, without limitation, our ability to successfully grow revenues (through our revenue initiatives, including our franchising program, our internet distribution initiatives and our frequent stayer program, or otherwise) and profitability of our lodging business and franchising program; concentration of our properties in certain geographic areas; our ability to realize sustained labor or other cost savings; the availability and costs of insurance for our properties and business; competition within the lodging industry, including in the franchising of the La Quinta brand; our ability to generate attractive rates of return on new lodging investments; the cyclicality of the lodging business; the impact of U.S. military action abroad and/or additional terrorist activities; the effects of a general economic slowdown, including decreases in consumer confidence and business spending, which may adversely affect our business and industry; interest rates; the ultimate outcome of litigation filed against us; the availability of capital for corporate purposes including for debt repayment, acquisitions and capital expenditures; the conditions of the capital markets in general; acquisition-related risks, including the ability to identify candidates that meet our financial and strategic criteria, successfully complete any acquisitions that we may enter into, and effectively integrate the business of any company that we may acquire; and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, the risks described in our Joint Annual Report on Form 10-K  filed with the Securities and Exchange Commission on March 15, 2004, in the section entitled “Certain Factors You Should Consider About Our Companies, Our Businesses and Our Securities.”  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or other changes.

Statement Concerning Non-GAAP Measurement Tools

La Quinta uses Adjusted EBITDA as a supplemental measure of the Company’s performance because we believe it gives the reader a more complete understanding of our financial condition and operating results. We use this metric to calculate various financial ratios and to measure our performance, and we believe some debt and equity investors also utilize this metric for similar purposes.  Adjusted EBITDA includes adjustments for non-cash income or expenses such as depreciation, amortization and other non-cash items.  Adjusted EBITDA is also adjusted for discontinued operations, income taxes, interest expense, net and minority interest (which includes our preferred stock dividends of La Quinta Properties, Inc.), as well as certain cash income or expense that we believe otherwise distort the comparability of the measure.  Adjusted EBITDA is intended to show unleveraged, pre-tax operating results.  The impact of investing and financing transactions, as well as income taxes, should also be considered in evaluating overall results.  Adjusted EBITDA is not intended to represent any measure of performance in accordance with generally accepted accounting principles (“GAAP”) and our calculation and use of this measure may differ from our competitors.  This non-GAAP measure should not be used in isolation or as a substitute for a measure of performance or liquidity prepared in accordance with GAAP.  A detailed schedule reconciling GAAP net loss to Adjusted EBITDA is included in the attached supplemental tables.

Supplemental Schedules

Financial Results	A
Other (Income) Expense	B
Supplemental Non-GAAP Financial Data	C
Other Supplemental Information	D
La Quinta Summary Lodging Statistics	E

La Quinta Corporation

Schedule A

Financial Results

(Unaudited)

	Three months ended March 31,
Operating Data:	2004	2003
(In thousands, except per share data)
Revenues
Lodging	$131,111	$118,148
Other	1,186	1,231
Total revenues	132,297	119,379

Expenses
Direct lodging operations	60,935	54,775
Other lodging expenses	18,251	17,773
General and administrative	16,173	14,443
Interest, net	15,538	14,243
Depreciation and amortization	29,277	31,391
Impairment of property and equipment	5,014	62,012
Other (income) expense	(135)	3,164
Total expenses	145,053	197,801
Loss before minority interest, income taxes and discontinued operations	(12,756)	(78,422)
Minority interest	(4,568)	(4,510)
Income tax benefit	5,029	32,978
Loss before discontinued operations	(12,295)	(49,954)
Discontinued operations, net	—	(334)
Net loss	$(12,295)	$(50,288)

Per Share Data:
Loss before discontinued operations	$(0.07)	$(0.35)
Discontinued operations, net	—	—
Net loss per share – basic and assuming dilution	$(0.07)	$(0.35)

Weighted average shares outstanding
Basic	176,269	142,701
Assuming dilution	176,269	142,701

Prior period results have been reclassified to conform to current period presentation.

La Quinta Corporation

Schedule B

Other (Income) Expense

(Unaudited)

	Three months ended March 31,
(In thousands)	2004	2003
Gain on settlement (1)	$(345)	$—
Gain on sale of assets and related costs	—	(105)
Loss on early extinguishments of debt	—	1,934
Other (2)	210	1,335
Total other (income) expense	$(135)	$3,164

(1)     During the three months ended March 31, 2004, we settled obligations related to assets previously sold that resulted in a net gain of approximately $345,000.

(2)     During the three months ended March 31, 2004, we recognized expense of approximately $232,000 related to the termination and ongoing settlement of the La Quinta retirement plan.  During the three months ended March 31, 2003, we recognized expenses of approximately $1,339,000 primarily related to an adjustment of actuarial assumptions on deferred compensation agreements and changes in net cash surrender values of key man life policies in the healthcare business.

La Quinta Corporation

Schedule C

Supplemental Non-GAAP Financial Data

(Unaudited)

	Three months ended March 31,
Adjusted EBITDA Reconciliation	2004	2003
(In thousands)
Net loss (per GAAP)	$(12,295)	$(50,288)
Add:
Depreciation and amortization	29,277	31,391
Impairment of property and equipment	5,014	62,012
Minority interest	4,568	4,510
Income tax benefit	(5,029)	(32,978)
Interest, net	15,538	14,243
Other (income) expense (1)	(135)	3,164
Discontinued operations, net (2)	—	334
Adjusted EBITDA (Non-GAAP)	$36,938	$32,388

(1) See attached Schedule B for details.

(2) Discontinued operations for the three months ended March 31, 2003 includes three company owned hotels and TeleMatrix, Inc., a business component, which were sold during the fourth quarter of 2003.  The separately identifiable results of operations of the components have been reported as results from discontinued operations for all periods presented.

Adjusted EBITDA Reconciliation (Current 2004 Outlook)
(In millions)

	Three months ended June 30, 2004	Full Year 2004

Net loss (per GAAP)	$(5)	$(49)
Add:
Depreciation and amortization	33	128
Impairment of property and equipment	—	5
Minority interest	5	18
Income tax benefit	(1)	(23)
Interest, net	15	61
Other expense	—	28	(1)
Adjusted EBITDA (Non-GAAP)	$47	$168

(1) Includes the estimated loss on early retirement of the 7.114% Notes.

La Quinta Corporation

Schedule D

Other Supplemental Information

(Unaudited)

	Three months ended March 31,
Capital Expenditures	2004	2003
(In millions)

Capital expenditures	$9	$16

Selected Balance Sheet Data

(In millions)

	March 31, 2004	December 31, 2003
		(Audited)

Property and equipment, net	$2,121	$2,144
Cash and cash equivalents (A)	291	327
Investments in securities (B) (1)	122	122
Total assets	2,749	2,804
Total indebtedness (C)	876	895
Total liabilities	1,136	1,182
Minority interest (D)	206	206

Total shareholders’ equity (E)	1,407	1,417
Net debt to total capitalization Equal to (C-B-A)/(E+D+C-B-A)	22%	22%

(1)     Investments in securities are the 7.114% Exercisable Put Option Securities owned by the Company and which relate to the $150 million principal amount of 7.114% Notes issued by the Company.

Debt Maturity Schedule

(In millions)

Year	March 31, 2004
2004 (1)	$150
2005	116
2006	20
2007	210
2008	50
2009 and thereafter	330
Total debt	$876
Less: Cash and cash equivalents	291
Less: Investments in securities (2)	122
Net debt	$463

(1)     The maturity schedule assumes the $150 million of 7.114% Notes due in 2011 will be redeemed at the option of the current holders or due to the Company exercising its repurchase rights and excludes any prepayment expense as a result of the early retirement of debt.

(2)     Investments in securities are the 7.114% Exercisable Put Option Securities owned by the Company which relate to the $150 million principal amount of 7.114% Notes issued by the Company.

La Quinta Corporation

Schedule E

Lodging Statistics

(Unaudited)

	Three months ended March 31, 2004			Three months ended March 31, 2003			Change
	Occ	ADR	RevPAR	Occ	ADR	RevPAR	Occ		ADR	RevPAR

Comparable Hotels (1),(2)	64.4%	$58.60	$37.72	54.4%	$62.63	$34.09	10.0	pts	(6.4)%	10.6%
Company Owned (1)
Inns	62.2%	$54.97	$34.18	53.3%	$58.62	$31.22	8.9	pts	(6.2)%	9.5%
Inns & Suites	69.9%	$66.63	$46.56	57.0%	$72.17	$41.10	12.9	pts	(7.7)%	13.3%
Total	64.3%	$58.50	$37.64	54.2%	$62.40	$33.85	10.1	pts	(6.3)%	11.2%

Hotel and Room Count Data

	March 31, 2004		March 31, 2003
	Number of Hotels	Number of Rooms	Number of Hotels	Number of Rooms
Comparable Hotels (2)	274	35,826	274	35,878
Company-Owned (3)	276	36,076	281	36,758
Franchised Hotels	99	8,925	68	6,009
Total (3)	375	45,001	349	42,767

(1)     Excludes franchised operating statistics and statistics for three hotels reported in discontinued operations for the three months ended March 31, 2003.

(2)     Comparable hotels for the three months ended March 31, 2004 and 2003 excludes two hotels classified as held for sale, representing 250 rooms in aggregate.

(3)     Excludes three hotels (366 rooms) reported in discontinued operations for the three months ended March 31, 2003.  All three hotels were sold in 2003.

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